CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

HD View 360, Inc.

Miami, Florida

We hereby consent to the use of our report dated December 30, 2015 on the financial statements of HD View 360, Inc. for the year ended December 31, 2014 included herein on this registration statement of HD View 360, Inc. on Form S-1 and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ DASZKAL BOLTON LLP

Fort Lauderdale, Florida

December 31, 2015